Exhibit 24.3
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and/or officers of Verint Systems Inc., a Delaware corporation (the “Company”), hereby (1) constitutes and appoints Peter Fante and Douglas E. Robinson, or any of them, his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution to (a) sign and file on his or her behalf and in his or her name, place and stead in any and all capacities (i) a Registration Statement on Form S-1 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of shares of the Company’s Common Stock, par value $0.001 per share, for reoffer and resale by the selling stockholders named therein; (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in connection with the foregoing, and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.
This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument. Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that each of the undersigned has previously executed. This power of attorney shall not be revoked by any subsequent power of attorney any of the undersigned may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

/s/ Charles J. Burdick
Charles J. Burdick, Director of Verint Systems Inc.

Dated: December 28, 2010